UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 25, 2022

STEVEN MADDEN, LTD.

(Exact name of registrant as specified in its chapter)

Delaware	000-23702	13-3588231

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52-16 Barnett Avenue, Long Island City, New York 11104

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:	(718) 446-1800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SHOO	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to Revolving Credit Agreement

On March 25, 2022, Steven Madden, Ltd. (the “Company”) and certain subsidiaries of the Company acting as guarantors (the “Guarantors”) entered into a First Amendment to Credit Agreement (the “Amendment”) that amended the Company’s Credit Agreement, dated as of July 22, 2020, among the Company, the Guarantors, the financial institutions listed therein, and Citizens Bank, N.A., as administrative agent (in such capacity, the “Agent”) (the “Existing Agreement” and as amended by the Amendment, the “Credit Agreement”).

The Amendment amended the Existing Agreement to replace the London Interbank Offering Rate (“LIBOR”) with the Bloomberg Short-Term Bank Yield Index (“BSBY”) as the interest rate benchmark. Borrowings under the Credit Agreement now generally bear interest at a variable rate equal to a specified margin, which is based upon the average availability under the revolving credit facility from time to time, plus, at the Company’s election (i) BSBY for the applicable interest period or (ii) the base rate (which is the highest of (a) the prime rate announced by the Agent, (b) the sum of the federal funds effective rate plus 0.50%, and (c) the sum of the one-month BSBY rate plus 1.00%). Furthermore, the Amendment reduced the specified margin used to determine the interest rate under the Credit Agreement by 75 basis points, from a preexisting range of (1) in the case of base rate borrowings, 100 to 150 basis points to a current range of 25 to 75 basis points and (2) in the case of BSBY borrowings, 200 to 250 basis points to a current range of 125 to 175 basis points. The Amendment also reduced the commitment fee paid by the Company to the Agent, for the account of each lender, from 0.40% to 0.25% per annum on the average daily unused amount of the lending commitment of such lender. Additionally, the Amendment reduced the frequency of the Company’s borrowing base reporting requirements when no loans are outstanding.

As of March 25, 2022, after giving effect to the Amendment, the Credit Agreement provides for a $150 million revolving credit facility scheduled to mature on March 20, 2027, and no loans or letters of credit were outstanding under the Credit Agreement.

The foregoing summary of the Amendment and the Credit Agreement is not complete and is qualified in its entirety by reference to (1) the Existing Agreement, which was filed as Exhibit 10.01 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on July 28, 2020, and (2) the Amendment, which is filed as Exhibit 10.2 to this Current Report on Form 8-K, each of which are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description

10.1*	Credit Agreement, dated as of July 22, 2020, among Steven Madden, Ltd., the other subsidiary borrowers from time to time party thereto, the lenders from time to time party thereto, and Citizen Bank, N.A., as administrative agent (incorporated by reference to Steven Madden, Ltd.’s Current Report on Form 8-K (File No. 000-23702), filed on July 28, 2020).

10.2*	First Amendment to Credit Agreement, dated as of March 25, 2022, among Steven Madden, Ltd., the other loan parties party thereto, the lenders party thereto, and Citizens Bank, N.A., as administrative agent (which includes the marked Credit Agreement as Annex I thereto).

104	Cover Page Interactive Data File (formatted as Inline XBRL).

*Pursuant to Item 601(a)(5) of Regulation S-K, certain annexes and similar attachments have been omitted. The registrant hereby agrees to furnish a copy of any omitted annex or similar attachment to the SEC upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 31, 2022

STEVEN MADDEN, LTD.

By:	/s/ Zine Mazouzi
Zine Mazouzi
Chief Financial Officer
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